Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 29, 2026

Among

AVIS BUDGET CAR RENTAL, LLC and AVIS BUDGET FINANCE, INC.,

as Issuers

the Guarantors party hereto

and

CITIBANK, N.A.,

as Trustee

8.000% Senior Notes due 2031

FIRST SUPPLEMENTAL INDENTURE, dated as of May 29, 2026 (this “Supplemental Indenture”), among AVIS BUDGET CAR RENTAL, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), and AVIS BUDGET FINANCE, INC., a corporation organized under the laws of the State of Delaware (together with the Company, the “Issuers”), the guarantors party hereto (the “Guarantors”) and CITIBANK, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors and the Trustee are party to an Indenture, dated as of November 22, 2023 (as amended or supplemented prior to the date hereof, the “Indenture”), relating to the issuance from time to time by the Issuers of their 8.000% Senior Notes due 2031;

WHEREAS, pursuant to the Indenture, the Issuers initially issued $500,000,000 aggregate principal amount of their 8.000% Senior Notes due 2031 (the “Initial Notes”);

WHEREAS, Section 9.1(7) of the Indenture provides that the Issuers may provide for the issuance of Additional Notes (as defined in the Indenture) as permitted by Section 2.1 therein;

WHEREAS, the Issuers wish to issue an additional $300,000,000 aggregate principal amount of their 8.000% Senior Secured Notes due 2031 as Additional Notes under the Indenture (the “Additional Securities”);

WHEREAS, in connection with the issuance of the Additional Securities, the Issuers and the Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Sections 2.1 and 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Additional Notes. As of the date hereof, the Issuers will issue the Additional Securities. The Additional Securities issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.1 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Additional Securities shall have the same terms and conditions in all respects as the Initial Notes, except that the issue price of the Additional Securities shall be 100.500% plus accrued interest, the issue date of the Additional Securities shall be May 29, 2026 and the date from which interest on the Additional Securities shall accrue is May 15, 2026. The Additional Securities shall be Restricted Notes. The Additional Securities shall be initially evidenced by one or more Global Notes, substantially in the form of Exhibit A to the Indenture. The Additional Securities offered and sold pursuant to Rule 144A will be fungible with the outstanding Initial Notes that are evidenced by Rule 144A Global Notes and shall be issued with same Rule 144A CUSIP number (053773 BH9) and ISIN (US053773BH95). Additional Securities offered and sold pursuant to Regulation S will not be fungible with the outstanding Initial Notes that are evidenced by a Regulation S Global Note until at least 40 days following the issue date of the Additional Securities and during such period, the Additional Securities shall be evidenced by a Regulation S Temporary Global Note with the temporary CUSIP number (U05375 AY3) and temporary ISIN (USU05375AY33).

3. Aggregate Principal Amount. The aggregate principal amount of the Additional Securities that may be authenticated and delivered pursuant to this Supplemental Indenture shall be $300,000,000.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Jurisdiction. The Issuers and the Guarantors agree that any suit, action or proceeding against the Issuers or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture, the Guarantees or the Additional Securities may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuers and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, the Guarantees or the Additional Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuers or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuers or the Guarantors, as the case may be, are subject by a suit upon such judgment.

6. Waivers of Jury Trial. THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE GUARANTEES OR THE ADDITIONAL SECURITIES AND FOR ANY COUNTERCLAIM THEREIN.

7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Additional Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

8. Counterparts; Facsimile or Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or related hereto or thereto (including, without limitation, the Additional Securities, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures (it being understood that Section 2.2 of the Indenture shall be deemed amended solely with respect to the Additional Securities to the extent necessary to permit the execution and authentication of the Additional Securities by such facsimile, scanned or electronic signatures). Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a person has been sent by an authorized officer of such person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

9. Headings. The Section headings herein are for convenience only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE ISSUERS

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ David T. Calabria
Name: David T. Calabria
Title: Senior Vice President and Treasurer

AVIS BUDGET FINANCE, INC.

By:	/s/ David T. Calabria
Name: David T. Calabria
Title: President and Treasurer

[Signature Page to First Supplemental Indenture]

THE GUARANTORS

AB CAR RENTAL SERVICES, INC.

AVIS BUDGET HOLDINGS, LLC

AVIS CAR RENTAL GROUP, LLC

AVIS CARIBBEAN, LIMITED

AVIS GROUP HOLDINGS, LLC

AVIS INTERNATIONAL, LTD.

BUDGET RENT A CAR SYSTEM, INC.

PR HOLDCO, INC.

WIZARD CO., INC.

WIZARD SERVICES, INC.

By:	/s/ David T. Calabria
Name: David T. Calabria
Title: President and Treasurer

AVIS RENT A CAR SYSTEM, LLC BUDGET TRUCK RENTAL LLC ZIPCAR, INC.

By:	/s/ David T. Calabria
Name: David Calabria
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

CITIBANK, N.A., as Trustee

By:	/s/ Peter Lopez
Name: Peter Lopez
Title: Senior Trust Officer

[Signature Page to First Supplemental Indenture]